United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 3, 2005
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 3, 2005, the Registrant and Equity Marketing, Inc. (“EMI”), a wholly-owned subsidiary of the Registrant, entered into employment agreements with Kim H. Thomsen and Jonathan Banks pursuant to which they will serve as Co-Chief Executive Officers of EMI. Ms. Thomsen previously served as President and Chief Creative Officer of the Registrant. Ms. Thomsen originally joined the Registrant in 1991. Mr. Banks previously served as President of EMI. Mr. Banks originally joined the Registrant in 1994. EMI services the Registrant’s largest client, Burger King Corporation. These employment agreements, which are scheduled to expire December 31, 2007, provide the continuity and stability of a management team that has over 25 years of experience in servicing our Burger King relationship.
Ms. Thomsen is stepping down from her role at the Registrant level and will now serve at the EMI subsidiary level. This new employment agreement supersedes Ms. Thomsen’s previously existing employment agreement with the Registrant, pursuant to which she had the right to retire from full-time service and serve as a part-time consultant beginning January 1, 2006. Her new employment agreement is intended to provide for a tax favorable restructuring of her deferred compensation annuity with no significant change in expense to the Registrant.
The employment agreements provide for a continuation of Ms. Thomsen’s and Mr. Banks’ 2005 base salary levels of $364,000 and $300,000, respectively, with minimum annual cost of living increases in 2006 and 2007. In addition, the employment agreements provide for a formulaic annual bonus pool, to be equally shared by Ms. Thomsen and Mr. Banks, based upon the achievement of specified levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of EMI over certain thresholds. Based upon the Registrant’s expected range of EBITDA growth for the EMI business over the 2005 to 2007 employment term, we currently anticipate that the annual bonus opportunity for each executive for superior performance will range from approximately 95% to 130% of base salary. These annual bonuses are payable 25% in shares of the Registrant’s Common Stock and 25% in cash, with the remainder payable in either shares or cash at the election of the executive.
In lieu of annual equity based compensation, the employment agreements provide for the grant to each executive of 200,000 contingent stock appreciation rights payable, if at all, in cash (“SARs”). The SARs are payable only if EMI experiences positive EBITDA growth over a 2004 base year and only upon a change of control of the Registrant occurring during the employment term or, provided that the executive continues to serve on the EMI board of directors and comply with certain restrictive covenants, the five year period following the end of the employment term.
The employment agreements provide for post-employment severance for each executive determined by the EBITDA performance of the EMI business in 2008 using the same formula as the annual bonus opportunity during the employment term. The employment agreements also contain three-year post-employment restrictive covenants. In addition, the agreements provide for signing bonuses of $100,000 each.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: October 7, 2005	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Executive Vice President, General Counsel and Secretary

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